Exhibit 10.1
2007 INCENTIVE COMPENSATION PLAN
America Service Group Inc.
Overall Compensation Philosophy: America Service Group (ASG) strives to provide an equitable and market-based compensation program for employees. In addition to a comprehensive benefit program, ASG compensates employees through competitive base salaries, a merit system and an incentive compensation plan. Eligible employees include designated executive managers, corporate managers, corporate employees, division vice presidents, regional vice presidents, regional directors and health services administrators.
In accordance with the PHS Policy on Medical Autonomy, clinical decisions and actions regarding health care provided to inmates to meet their serious medical needs are the sole responsibility of qualified health care professionals. No financial incentives are available to clinicians based upon medical utilization.
The 2007 Incentive Compensation Plan is designed to award lump-sum bonuses to eligible employees based on the financial performance of the company, regions and local sites. The 2007 corporate adjusted EBITDA target is determined by the Board of Directors and will be exclusive of all costs related to the investigation conducted by the Audit Committee, share-based compensation expense, and earnings from acquisitions during the year.
Incentive Opportunities by position
2007 targeted payouts (as a percentage of base salary) are outlined below:

Executive Management
Chairman and CEO — ASG,	50%
ASG COO (President and CEO — PHS),
CFO, CAO, CIO, CLO, CDO,
Corporate Medical Director,
Operations Group Vice Presidents

Operations
Division Vice Presidents, President — SPP	40%
Regional Vice Presidents	30%
Regional Directors	20%
Health Services Administrators (HSAs)	15%

Corporate Staff
Corporate Controller, VP-Finance/Asst. Treasurer,	35%
VP Provider Operations, VP Human Resources
Corporate Vice Presidents	30%
Corporate Middle Managers	20%
Non-Management Corporate Office Employees
Key Contributor Pool	10%

Executive Management
•	No incentive compensation paid if actual corporate adjusted EBITDA is below 100% of corporate adjusted EBITDA target.
•	After Operations incentive compensation for division, region, district and site financial performance are accrued as per their respective plans and the 2007 corporate adjusted EBITDA target is reached, 50% of earnings generated above the actual corporate adjusted EBITDA target will be used for incentive funding.
•	For Group Vice Presidents
     1. Once the incentive is funded, it will be subject to a Modifier as follows:
•	If individual performance as determined by the President of PHS is below standard, the incentive pay will be the amount funded above multiplied by 80% to 99%.

•	If individual performance as determined by the President of PHS is at standard, the incentive payout will be the amount funded above multiplied by 100%.

•	If individual performance as determined by the President of PHS is above standard, the incentive payout will be the amount funded above multiplied by 101% to120%.
•	Incentives above individual target payouts to a maximum of 200% can be earned.
For Corporate Medical Director
Given the unique nature of the Corporate Medical Director job in ensuring the quality of the delivery of health care by setting standards and monitoring care, the incentive for this position will work as follows:
•	Incentive will be up to 200% of individual targeted payout based on the achievement of qualitative goals as determined by the ASG COO with the approval of the Ethics and Quality Assurance Committee of the Board of Directors.
Corporate Management
•	No incentive compensation paid if actual corporate adjusted EBITDA is below 100% of the corporate adjusted EBITDA target.
•	After Operations bonuses for division, region, district and site financial performance are accrued as per their respective plans and the 2007 corporate EBITDA target is reached, 50% of earnings generated above the actual corporate adjusted EBITDA target will be used for incentive funding.
For Non-Management Corporate Office Employees — Key Contributor Pool
At the end of the year, those corporate employees who are considered to have made a significant contribution to the company’s success will be considered for a “key contributor” bonus. A pool of up to 10% of underlying base salaries will be funded and distributed based on the recommendation of individual corporate managers, with the approval of executive management. Payment requirements for ‘Corporate Management’ positions apply to ‘Key Contributor Pool’ funding.

Operations/Regional Positions (Division Vice Presidents, Regional Vice Presidents,
Regional Directors)
1. 50% of the incentive funding will be based on regional results. Therefore, if regional operating margin is 100% of ‘Plan’ (defined as original budget amount regardless if current contracts are lost or new contracts are added during the course of the year) or more, up to 50% of target incentive may be earned. Once division, region, or district Plan is reached, 50% of earnings generated above Plan will be used for operating margin incentive funding.
2. After Operations bonuses for division, region, district and site financial performance are accrued as per their respective plans and the 2007 corporate adjusted EBITDA target is reached, 50% of target incentive may be earned. Fifty percent (50%) of earnings generated above the Corporate adjusted EBITDA target will be used for incentive funding.
3. Once the incentive is funded, it will be subject to a Modifier as follows:
•	If individual Performance as determined by the President of PHS is below standard, the incentive pay will be the amount funded from items 1. and 2. above multiplied by 80% to 99%.

•	If Individual Performance as determined by the President of PHS is at standard, the incentive payout will be the amount funded from items 1. and 2. above multiplied by 100%.

•	If Individual Performance as determined by the President of PHS is above standard, the incentive payout will be the amount funded from items 1. and 2. above multiplied by 101% to 120%.
4. For participants in multi-facility contract systems (e.g. Virginia DOC, Pennsylvania DOC, Alabama DOC, etc.), the entire multi-facility system must make Plan to be eligible to receive an ‘operating margin’ bonus payment.
HSAs
1.	If site operating margin is 100% of ‘Plan’ (defined as original budget or new business pricing forecasts) or greater, 50% of target incentive may be earned. Once site Plan is reached, 50% of earnings generated above site Plan will be used for site operating margin incentive funding.

2.	After Operations bonuses for division, region, district and site financial performance are accrued as per their respective plans and the 2007 corporate adjusted EBITDA target is reached, 50% of target incentive may be earned. Fifty percent (50%) of earnings generated above corporate adjusted EBITDA target will be used for incentive funding,

3.	An incentive payout pool will be calculated from items 1 and 2 above. Payments to HSAs will be subject to a modifier as follows:
•	If individual Performance as determined by the President of PHS is below standard, the incentive pay will be the amount funded from items 1. and 2. above multiplied by 80% to 99%.

•	If Individual Performance as determined by the President of PHS is at standard, the incentive payout will be the amount funded from items 1. and 2. above multiplied by 100%.

•	If Individual Performance as determined by the President of PHS is above standard, the incentive payout will be the amount funded from items 1. and 2. above multiplied by 101% to 120%.
4.	For participants in multi-facility contract system (e.g. Virginia DOC, Pennsylvania DOC, Alabama DOC, etc.) the entire multi-facility system must make Plan to be eligible to receive a ‘site operating margin’ bonus payment.

Bonus Payment (applies to all employee categories covered in this Plan)
All incentive compensation payments will be made to the extent of available funding. Eligible employees must be employed by the company at the time of incentive compensation distribution to be eligible to receive the incentive compensation amount. The incentive compensation of employees transferring within the company will be prorated between the sites. The proration is based upon the total number of months at each site. Employees hired after July 1 will not be eligible for an incentive compensation payment. The incentive compensation payments for newly hired eligible employees hired July 1 or earlier will be prorated based on the full calendar months of employment. (For example, an employee hired on April 1 is eligible for 75% (9/12ths) of the bonus amount earned.) Bonus payments for employees terminated as a result of a change in control or in connection with death or permanent disability will also be prorated. The incentive compensation payment checks will be distributed to employees after applicable annual financial closings and related earnings releases.
Designated Participants
All eligible employees except HSAs and managers working in conjunction with the Philadelphia contract and Rikers Island contract.
The 2007 Incentive Plan ‘Corporate Adjusted EBITDA Target is $19,500,000. .
December 6, 2006